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   As filed with the Securities and Exchange Commission on September 19, 1997

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               CORIXA CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                    91-1654387
(State of incorporation or organization)                    (IRS Employer
                                                            Identification No.)

1124 COLUMBIA STREET, SUITE 200, SEATTLE, WA                98104
(Address of principal executive offices)                    (Zip Code)

If this form relates to the registration      If this form relates to the
of a class of debt securities and is          registration of a class of debt
effective upon filing pursuant to             securities and is to become
General Instruction A(c)(1) please check      effective simultaneously with the
the following box.       | |                  effectiveness of a concurrent
                                              registration statement under the
                                              Securities Act of 1933 pursuant to
                                              General Instruction A(c)(2) please
                                              check the following box.       | |

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered

             None                                  None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                                (Title of Class)


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            Item 1.     Description of Registrant's Securities to be Registered

Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-32147) (the "Registration Statement").

Item 2.     Exhibits

            The following exhibits are filed as a part of this Registration Statement:

            1. Specimen certificate for Registrant's Common Stock -- incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

            2.1    Amended and Restated Certificate of Incorporation
                   -- incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

            2.2    Form of Amended and Restated Certificate of
                   Incorporation to be filed with the Delaware
                   Secretary of State -- incorporated herein by reference to Exhibit 3.2 to the Registration
                   Statement.

            2.3 Bylaws -- incorporated herein by reference to Exhibit 3.3 to the Registration Statement.

            2.4 Amended and Restated Investors' Rights Agreement dated as of May 10, 1996 between the Registrant and certain holders of its capital stock -- incorporated herein by reference to Exhibit 10.6 to the Registration Statement.


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 19, 1997                   CORIXA CORPORATION



                                       By: /s/ Steven Gillis
                                           _____________________________________
                                           Steven Gillis
                                           President and Chief Executive Officer


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                                INDEX TO EXHIBITS

                                                                        Sequentially
  Exhibit No.                      Description                         Numbered Page
  -----------                      -----------                         -------------

      1.         Specimen certificate for Registrant's Common         Incorporated by
                 Stock -- incorporated herein by reference to         reference
                 Exhibit 4.1 to the Registration Statement.

      2.1        Amended and Restated Certificate of                  Incorporated by
                 Incorporation -- incorporated herein by              reference
                 reference to Exhibit 3.1 to the Registration
                 Statement.

      2.2        Form of Amended and Restated Certification of        Incorporated by
                 Incorporation to be filed with the Delaware          reference
                 Secretary of State -- incorporated herein by
                 reference to Exhibit 3.2 to the Registration
                 Statement.

      2.3        Bylaws -- incorporated herein by reference to        Incorporated by
                 Exhibit 3.3 to the Registration Statement.           reference

      2.4        Amended and Restated Investors' Rights               Incorporated by
                 Agreement dated as of May 10, 1996 between the       reference
                 Registrant and certain holders of its capital
                 stock -- incorporated herein by reference to
                 Exhibit 10.6 to the Registration Statement.